VICTOR MOKUOLU, CPA PLLC Accounting | Advisory | Assurance & Audit | Tax

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Cannonau Corp for the year ended December 31, 2022 of our reports dated March 3, 2023 included in its Registration Statement on Form S-1 dated March 3, 2023 relating to the financial statements for the year ended December 31, 2022 listed in the accompanying index.

/s/ Victor Mokuolu, CPA PLLC
Houston, Texas
March 3, 2023

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